CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25995, 333-66931 and 333-62155) and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our reports dated March 27, 2000 relating to the financial statements of Kinder Morgan Interstate Gas Transmission LLC and Trailblazer Pipeline Company, which appear in this Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 28, 2000.




/s/ PricewaterhouseCoopers LLP
-------------------------------

Denver, Colorado
March 28, 2000